SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                               HEICO CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:
            ____________________________________________________________________

      2)    Aggregate number of securities to which transaction applies:
            ____________________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            ____________________________________________________________________

      4)    Proposed maximum aggregate value of transaction:
            ____________________________________________________________________

      5)    Total fee paid:
            ____________________________________________________________________

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
            ____________________________________________________________________

      2)    Form, Schedule or Registration Statement No.:
            ____________________________________________________________________

      3)    Filing Party:
            ____________________________________________________________________

      4)    Date Filed:
            ____________________________________________________________________

                                HEICO CORPORATION

                                  ------------

                    Notice of Annual Meeting of Shareholders
                            to be held March 19, 2002

                                  ------------


         The Annual Meeting of Shareholders of HEICO Corporation, a Florida corporation ("HEICO" or the "Company"), will be held on March 19, 2002, at 10:00 A.M. local time, at The Sheraton Fort Lauderdale Airport Hotel, 1825 Griffin Road, Dania, Florida, for the following purposes:

         1. To elect a Board of Directors for the ensuing year;

         2. To approve and ratify the HEICO Corporation 2002 Stock Option Plan pursuant to which 520,000 shares of Common Stock and/or Class A Common Stock are reserved for issuance;

         3. Transacting such other business as may properly come before the meeting or any adjournments thereof.

         Only holders of record of HEICO Common Stock and Class A Common Stock at the close of business on January 22, 2002 will be entitled to vote at the Meeting.

         You are requested, regardless of the number of shares owned, to sign and date the enclosed proxy and to mail it promptly, or use the telephone or Internet voting systems set forth in the proxy. You may revoke your proxy either by written notice to HEICO or in person at the Meeting (without affecting any vote previously taken).

                                BY ORDER OF THE BOARD OF DIRECTORS

                                   Laurans A. Mendelson
3000 Taft Street                   Chairman of the Board,
Hollywood, Florida                 President and Chief Executive Officer
February 18, 2002

                                HEICO CORPORATION
                   3000 Taft Street, Hollywood, Florida 33021

                                   ----------

                                 PROXY STATEMENT

                                   ----------

         This Proxy Statement is furnished to the shareholders of HEICO Corporation ("HEICO" or the "Company") in connection with the solicitation of proxies by HEICO's Board of Directors for use at the annual meeting of shareholders of HEICO to be held at The Sheraton Fort Lauderdale Airport Hotel, 1825 Griffin Road, Dania, Florida 33004 on Tuesday, March 19, 2002 at 10:00 A.M., local time. This Proxy Statement is first being mailed to shareholders on or about February 19, 2002.

         At the annual meeting, the shareholders will be asked to elect a Board, approve and ratify the HEICO Corporation 2002 Stock Option Plan and to vote on any other business which properly comes before the meeting.

         The Board of Directors of HEICO urges you promptly to date, sign and mail your proxy, or use the telephone or Internet voting systems set forth in the proxy, in the form enclosed with this Proxy Statement, to make certain that your shares are voted at the meeting. Proxies in the enclosed or other acceptable form that are received in time for the meeting will be voted. However, you may revoke your proxy at any time by a revocation in writing or a later dated proxy that is received by HEICO, and if you attend the meeting you may vote your shares in person.

         If your proxy is received in time for the meeting, it will be voted in the manner specified by you in the proxy. If you do not specify a choice, the proxy will be voted as indicated in the form of proxy.

         HEICO will bear the expense of soliciting proxies in the accompanying form. Solicitations will be by mail, and directors, officers and regular employees of HEICO may solicit proxies personally or by telephone, telegram or special letter. HEICO will also employ D. F. King & Co., 77 Water Street, New York, New York 10005, to assist in soliciting proxies for a fee of $5,000 plus related out-of-pocket expenses.

         Only holders of record of HEICO Common Stock, $0.01 par value per share (the "Common Stock") and Class A Common Stock, $0.01 par value per share (the "Class A Common Stock") at the close of business on January 22, 2002 will be entitled to vote at the meeting. On that date there were outstanding 9,325,365 shares of Common Stock, each entitled to one vote, and 11,521,708 shares of Class A Common Stock, each entitled to 1/10th vote per share.

           VOTING SECURITIES OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth some information regarding the beneficial ownership of the Common Stock and Class A Common Stock as of January 22, 2002 by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock or Class A Common Stock,
(ii) the Chief Executive Officer and the other four most highly compensated executive officers, (iii) each of the directors of the Company, and (iv) all directors and executive officers of the Company as a group. Except as set forth below, the shareholders named below have sole voting and investment power with respect to all shares of Common Stock and Class A Common Stock shown as being beneficially owned by them.

                                                                                Shares Beneficially Owned(2)
                                                                     --------------------------------------------------
                                                                                                        Class A
                                                                          Common Stock               Common Stock
                                                                     ----------------------      ----------------------
Name and Address of Beneficial Owner(1)                                Number      Percent        Number        Percent
---------------------------------------                              ---------    ---------      --------       -------
(a) Certain beneficial owners:
Mendelson Reporting Group (3)....................................    2,119,278       20.67%      1,195,471        9.83%
Dr. Herbert A. Wertheim (4)......................................    1,136,176       12.18%        925,981        8.04%
Kayne Anderson Rudnick Investment Management LLC (5) ............         -             -        1,816,180       15.76%
Wasatch Advisors, Inc. (6) ......................................         -             -        1,498,473       13.01%
FleetBoston Financial Corporation (7) ...........................         -             -          641,202        5.57%
Putnam Investments, LLC (8) .....................................      529,559        5.68%           -            -

(b) Directors:
Samuel L. Higginbottom...........................................        3,749            *          4,007            *
Wolfgang Mayrhuber (9)...........................................       10,000            *         11,175            *
Eric A. Mendelson (10)...........................................      458,687        4.80%        323,474        2.76%
Laurans A. Mendelson (11)........................................    1,521,130       15.63%        758,176        6.45%
Victor H. Mendelson (12).........................................      454,025        4.73%        353,247        3.01%
Albert Morrison, Jr. (13)........................................       17,073            *         14,867            *
Dr. Alan Schriesheim (14)........................................      118,705        1.26%         97,359            *

(c) Executive officers listed in Summary Compensation table who are not directors:
Thomas S. Irwin (15).............................................      340,712        3.59%        202,377        1.74%
James L. Reum (16)...............................................       10,455            *          8,555            *

All directors and officers as a group (9 persons) (17)...........    2,619,972       24.84%      1,533,811       12.37%
All directors, officers, the HEICO Savings and Investment Plan
 and the Mendelson Reporting Group as a group(18)................    3,690,308       34.99%      2,414,305       19.47%

-----------------
* Represents ownership of less than 1%.
(1) Unless otherwise indicated, the address of each beneficial owner identified is c/o HEICO Corporation, 3000 Taft Street, Hollywood, Florida 33021.
(2) The number of shares of Common Stock and Class A Common Stock deemed outstanding includes (i) 9,325,365 shares of Common Stock outstanding as of January 22, 2002, (ii) 11,521,708 shares of Class A Common Stock outstanding as of January 22, 2002, and (iii) shares issuable upon exercise of stock options held by the respective person or group which are presently exercisable or which may be exercised within 60 days after January 22, 2002 as set forth below. Pursuant to the rules of the Securities and Exchange Commission, presently exercisable stock options and stock options that become exercisable within 60 days are deemed to be outstanding and to be beneficially owned by the person or group for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.
(3) The Mendelson Reporting Group consists of Laurans A. Mendelson; Eric A. Mendelson; Victor H. Mendelson; Mendelson International Corporation
       (MIC), a corporation whose stock is owned solely by Eric and Victor Mendelson and whose Chairman of the Board is Laurans A. Mendelson; LAM Limited Partners, a partnership whose sole general partner is a corporation controlled by Arlene Mendelson, the wife of Laurans A. Mendelson; LAM Alpha Limited Partners, a partnership whose sole general partner is a corporation controlled by Laurans A. Mendelson, EAM Management Limited Partners, a partnership whose sole general partner is a corporation controlled by Eric A. Mendelson, and the Victor H. Mendelson Revocable Investment Trust, whose grantor, sole presently vested beneficiary and a trustee is Victor H. Mendelson. Includes 927,378 shares of Common Stock and 645,109 shares of Class A Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 22, 2002. See

       Notes (10), (11) and (12) below. The address of the Mendelson Reporting Group is 825 Brickell Bay Drive, 16th Floor, Miami, Florida 33131.

(4) The address of Dr. Wertheim is 191 Leucadendra Drive, Coral Gables, Florida 33156.
(5) Based on information in a Schedule 13G filed on February 14, 2002, all shares are held in managed accounts of Kayne Anderson Rudnick Investment Management, LLC, a registered investment advisor. The address of Kayne Anderson Rudnick Investment Management, LLC is 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067.
(6) Based on information in a Schedule 13G filed on February 14, 2002, all shares are held in portfolios of advisory clients of Wasatch Advisors, Inc., a registered investment advisor. The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.
(7) Based on information in a Schedule 13G filed on February 14, 2002, all shares are held in accounts of FleetBoston Financial Corporation, a parent holding company. The address of FleetBoston Financial Corporation is 100 Federal Street, Boston, Massachusetts 02110.
(8) Based on information in a Schedule 13G filed on February 13, 2002, all shares are held in managed accounts of Putnam Investments, LLC, a registered investment advisor and parent holding company. The address of Putnam Investments, LLC is One Post Office Square, Boston, Massachusetts 02109.
(9) Includes 10,000 shares of Common Stock and 11,175 shares of Class A Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 22, 2002.
(10) Includes 157,282 shares of Common Stock and 119,713 shares of Class A Common Stock held by MIC, 41,180 shares of Common Stock held by EAM Management Limited Partners, 240,113 shares of Common Stock and 187,224 shares of Class A Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 22, 2002 and 17,870 shares of Common Stock and 14,613 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to Eric A. Mendelson's account and 650 shares of Common Stock and 628 shares of Class A Common Stock owned by Eric Mendelson's children. See Note (3) above.
 (11) Laurans A. Mendelson disclaims beneficial ownership with respect to 157,282 shares of Common Stock and 119,713 shares of Class A Common Stock, respectively, of these shares, which are held in the name of MIC, 25,550 shares of Common Stock and 14,408 shares of Class A Common Stock which were donated to and are presently held by the Laurans A. and Arlene
       H. Mendelson Charitable Foundation, Inc., of which Mr. Mendelson is President. Includes 908,883 shares of Common Stock and 367,814 shares of Class A Common Stock held solely by Mr. Mendelson or LAM Limited Partners or LAM Alpha Limited Partners. Also includes 405,970 shares of Common Stock and 237,094 shares of Class A Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 22, 2002 and 23,445 shares of Common Stock and 19,147 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to Mr. Mendelson's account. See Notes (3), (10) and (12).
 (12) Includes 157,282 shares of Common Stock and 119,713 shares of Class A Common Stock held by MIC, 281,295 shares of Common Stock and 220,791 shares of Class A Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 22, 2002, of which 156,485 shares of Common Stock and 127,535 shares of Class A Common Stock are held by the Victor H. Mendelson Revocable Investment Trust, and 14,353 shares of Common Stock and 11,747 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to Victor H. Mendelson's account and 400 shares of Common Stock and 546 shares of Class A Common Stock owned by Victor Mendelson's children. See Note (3) above.
 (13) Albert Morrison Jr.'s voting and dispositive power with respect to 15,481 and 12,616 shares of Common Stock and Class A Common Stock, respectively, is held indirectly through Sheridan Ventures, Inc., a corporation of which Mr. Morrison is the President, but not a shareholder.
 (14) Includes 7,523 shares of Common Stock and 6,744 shares of Class A Common Stock and 111,182 shares of Common Stock and 90,615 shares of Class A Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 22, 2002.
 (15) Includes 172,743 shares of Common Stock and 132,320 shares of Class A Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 22, 2002 and 31,310 shares of Common Stock and 25,567 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to Thomas S. Irwin's account.
 (16) Includes 10,455 shares of Common Stock and 8,555 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to James L. Reum's account.
 (17) Includes 1,221,303 shares of Common Stock and 879,219 shares of Class A Common Stock subject to stock options that are presently exercisable or exercisable within 60 days after January 22, 2002. The total for all directors and officers as a group (9 persons) also includes 97,433 shares of Common Stock and 79,629 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to accounts of officers pursuant to the plan.

 (18) Includes 2,119,278 shares of Common Stock and 1,195,471 shares of Class A Common Stock owned by the Mendelson Reporting Group and 1,167,769 shares of Common Stock and 960,123 shares of Class A Common Stock held by the HEICO Savings and Investment Plan of which 804,503 shares of Common Stock and 666,263 shares of Class A Common Stock are allocated to participants in the plan and 363,266 shares of Common Stock and 293,860 shares of Class A Common Stock are unallocated as of September 30, 2001. Under the terms of the plan, all shares allocated to the accounts of participating employees will be voted or not voted as directed by written instructions from the participating employees, and allocated shares for which no instructions are received and all unallocated shares will be voted in the same proportion as the shares for which instructions are received.

                           PROPOSAL TO ELECT DIRECTORS
                                (Proposal No. 1)

    Each of the seven individuals named in the table below has been nominated by the Board of Directors of the Company for election to the Board of Directors at the annual meeting to serve until the next annual meeting or until his successor is elected and qualified. All of the nominees are currently serving on the Board. The Board of Directors has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.


Name                         Age      Corporate Office or Position                         Director Since
----                         ---      ----------------------------                         --------------
Samuel L. Higginbottom       80       Director (1)(2)(3)(4)                                     1989
Wolfgang Mayrhuber           54       Director (5)                                              2001
Eric A. Mendelson            36       President - Flight Support Group;                         1992
                                      President and Chief Executive Officer of HEICO
                                      Aerospace Holdings Corp. and Director
Laurans A. Mendelson         63       Chairman of the Board, President and Chief Executive      1989
                                      Officer, Director (2)
Victor H. Mendelson          34       President - Electronic Technologies Group                 1996
                                      and General Counsel of the Company; President
                                      and Chief Executive Officer of HEICO Electronic
                                      Technologies Corp. and Director (5)
Albert Morrison, Jr.         65       Director (1)(3)(4)                                        1989
Dr. Alan Schriesheim         71       Director (2)(3)(5)                                        1984

----------------------

(1)  Member of Nominating and Executive Compensation Committee.
(2)  Member of Executive Committee
(3)  Member of Finance/Audit Committee.
(4)  Member of Stock Option Plan Committee.
(5)  Member of Environmental, Safety and Health Committee.

Business Experience Of Nominees

         Samuel L. Higginbottom is a retired executive officer of Rolls Royce, Inc. (an aircraft engine manufacturer), where he served as Chairman, President and Chief Executive Officer from 1974 to 1986. He was the Chairman of the Columbia University Board of Trustees from 1982 until September 1989. He was President, Chief Operating Officer and a director of Eastern Airlines, Inc., from 1970 to 1973 and served in various other executive capacities with that company from 1964 to 1969. Mr. Higginbottom was a director of British Aerospace Holdings, Inc., an aircraft manufacturer, from 1986 to 1999 and was a director of AmeriFirst Bank from 1986 to 1991. He is a Trustee Emeritus of St. Thomas University, Miami, Florida.

         Wolfgang Mayrhuber has served as Advisor to the Board of Directors of the Company since 1997 and was elected to the Board of Directors in 2001. He has served with Deutsche Lufthansa since 1970, and has held various senior management positions for the maintenance and overhaul of aircraft, components and engines. In 1992, Mr. Mayrhuber was appointed Executive Vice President and Chief Operating Officer Technical for Lufthansa. In October 1994, he became Chairman of the Executive Board of Lufthansa Technik. Effective January 2001, Mr. Mayrhuber was promoted to Member of the Executive Board and Chief Executive Officer Passenger Airlines of Deutsche Lufthansa AG.

         Eric A. Mendelson has been an employee of the Company since 1990, serving in various capacities. Mr. Mendelson has served as Executive Vice President of the Company since 2001, President and Chief Executive Officer of HEICO Aerospace Holdings Corp. (HEICO Aerospace), a subsidiary of HEICO, since its formation in 1997 and President of HEICO Aerospace Corporation since 1993. Mr. Mendelson is a co-founder, and, since 1987, has been Managing Director of Mendelson International Corporation (MIC), a private investment company which is a shareholder of HEICO. Eric Mendelson is the son of Laurans Mendelson and the brother of Victor Mendelson.

         Laurans A. Mendelson has served as Chairman of the Board of the Company since December 1990. Mr. Mendelson has also served as Chief Executive Officer of the Company since February 1990, President of the Company since September 1991. Mr. Mendelson serves on the board of governors and is a member of the Finance Committee of the Aerospace Industries Association in Washington, D.C. He also serves on the Board of Directors and is Chairman of the Audit Committee of Hawker Pacific Aerospace, which provides overhaul and repair services to the aviation industry. Mr. Mendelson is also a member of the Board of Trustees, the Executive Committee and Founders Club of Mount Sinai Medical Center in Miami Beach, Florida. In addition, Mr. Mendelson served as a Trustee of Columbia University in The City of New York from 1995 to 2001, as well as, Chairman of the Trustees' Audit Committee. Mr. Mendelson currently serves as Trustee Emeritus of Columbia University and maintains membership positions on the Trustee Committees he had before becoming Trustee Emeritus. Mr. Mendelson is a Certified Public Accountant. Laurans Mendelson is the father of Eric Mendelson and Victor Mendelson.

         Victor H. Mendelson has been associated with the Company since 1990, serving in various capacities. Mr. Mendelson has served as Executive Vice President of the Company since 2001, President and Chief Executive Officer of HEICO Electronic Technologies Corp., a subsidiary of HEICO, since September 1996 and General Counsel of the Company since 1993. Mr. Mendelson is a co-founder, and, since 1987, has been President of MIC (a private investment company which is a shareholder of HEICO). He is a Trustee of St. Thomas University, Miami, Florida and Chairman of its Finance Committee, as well as a Director of the Florida Grand Opera. Victor Mendelson is the son of Laurans Mendelson and the brother of Eric Mendelson.

         Albert Morrison, Jr. has served as Chairman of Morrison, Brown, Argiz & Company, a certified public accounting firm located in Miami, Florida, since 1971. He serves as the Chairman of the Dade County Industrial Development Authority. Mr. Morrison also serves as a director of Logic Devices, Inc., a computer electronics company and a member of the Board of Directors of the Florida International University Foundation.

         Dr. Alan Schriesheim is retired from the Argonne National Laboratory, where he served as Director from 1984 to 1996. From 1983 to 1984, he served as Senior Deputy Director and Chief Operating Officer of Argonne. From 1956 to 1983, Dr. Schriesheim served in a number of capacities with Exxon Corporation in research and administration, including positions as General Manager of the Engineering Technology Department for Exxon Research and Engineering Co. and Director of Exxon's Corporate Research Laboratories. Dr. Schriesheim is also a member of the Board of the Children's Memorial Hospital of Chicago, Illinois.

Meetings and Board Committees

         The Board currently has five standing committees: the Executive Committee; the Nominating and Executive Compensation Committee; the Finance/Audit Committee; the Environmental, Safety and Health Committee and the Stock Option Plan Committee.

         The Executive Committee has such powers as are delegated by the Board, which may be exercised while the Board is not in session, provided such powers are not in conflict with specific powers conferred to other committees or are otherwise contrary to law.

         The Nominating and Executive Compensation Committee determines the Company's director and officer requirements and recommends to the full Board nominees for election. The Nominating and Executive Compensation Committee does not solicit nominations from shareholders. The Nominating and Executive Compensation Committee also reviews and approves compensation of the Company's officers, key employees and directors.

         The Finance/Audit Committee oversees the quality and integrity of the accounting, auditing, and reporting practices of the Company including a recommendation for selection and retention of the Company's independent accountant, oversight of internal audit activities and controls, and reviewing the status of pending litigation, tax matters and compliance issues.

         The Environmental, Safety and Health Committee meets with the Company's senior management and oversees compliance in all matters relating to federal and state environmental, safety and health regulations.

       The Stock Option Plan Committee administers the Company's stock option plans including authority to grant options, determines the persons to whom and the times at which options are granted, and determines the terms and provisions of each grant.

         The reports of the Nominating and Executive Compensation Committee and Finance/Audit Committee are contained herein, but shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such reports by reference, and further, such reports shall not otherwise be deemed filed under either of these acts.

         Meetings of the Board are held periodically during the year. The Board held six meetings in fiscal 2001. During fiscal 2001, the Nominating and Executive Compensation Committee met three times, the Finance/Audit Committee met four times, the Environmental, Safety and Health Committee met three times, the Stock Option Committee met three times and the Executive Committee met four times. All members of the Board attended at least 75% of the Board and applicable committee meetings during fiscal 2001 except Wolfgang Mayrhuber.

Compensation of Directors

         Directors receive director's fees of $1,200 for each regular Board meeting attended and an annual retainer of $22,000. Directors of the Company are required to purchase shares of HEICO common stock equivalent to 1/3 of their annual retainers ($7,333). The Company accrues 1/3 of the Directors' annual retainer and periodically purchases the HEICO common stock on behalf of each Director. Members of committees of the Board of the Company are paid a $2,400 annual retainer for each committee served and $600 for attendance at each committee meeting. In addition, committee chairmen are paid an annual retainer of $1,200 for each committee chaired. During fiscal 2001, an aggregate of $161,853 was paid or accrued to directors under the compensation arrangements described above (including $11,500 to Jacob Carwile who retired in March 2001, $42,551 to Samuel Higginbottom, $16,750 to Wolfgang Mayrhuber, $40,101 to Albert Morrison, Jr., $40,451 to Dr. Alan Schriesheim and $10,500 to Guy Shafer who retired in March 2001), excluding amounts to Laurans A. Mendelson, Eric A. Mendelson and Victor H. Mendelson, which are reported in the Summary Compensation Table. Per diem fees for other consulting services are paid to individual directors, as assigned by the Chairman of the Board, in the amount of $600 per day. During fiscal 2001, an aggregate of $109,200 was paid to directors for consulting services (including $24,000 paid to Jacob Carwile, $81,000 paid to Samuel Higginbottom and $4,200 paid to Dr. Alan Schriesheim).

         The Company's Directors' Retirement Plan, adopted in 1991 in order to facilitate Director retirements, covers the then current directors of the Company. Only five of the current seven Directors are covered under the Director's Retirement Plan. Under the Directors' Retirement Plan, participants will, upon retirement from the Board, receive annually the average retainer such director was paid during his service as a member of the Board payable in quarterly installments. Such quarterly payments are not to be less than $4,500. Subject to the terms of the Directors' Retirement Plan, these quarterly payments will continue for the same period of time that the participant served on the Board, not to exceed ten years. During fiscal 2001, $21,000 was accrued, while amounts totaling $31,500 were paid pursuant to the Directors' Retirement Plan.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ALL OF BOARD'S NOMINEES.

   PROPOSAL TO APPROVE AND RATIFY THE HEICO CORPORATION 2002 STOCK OPTION PLAN
                                (Proposal No. 2)

Background and Purpose.

         It has been the Company's policy to maintain a stock option grant program because the Board of Directors believes that stock options are critical to obtaining and retaining the services of the Company's employees, which the Company calls Team Members, and other consultants. The Board of Directors believes this to be the case for several reasons. First, many corporations offer stock options, which means that existing and potential HEICO Team Members or consultants could seek employment by, or provide services to, other corporations offering stock options as a reward for long term growth, and HEICO needs to remain competitive with these other corporations. Second, the Board of Directors has concluded that stock options are an effective method of compensating Team Members and consultants, as the Company generally does not incur costs for the options unless and until the Company's share price increases. Third, when options have a cost, there is no cash outlay for the Company, which preserves the Company's liquidity. Fourth, stock options are believed to align the interests of shareholders, Team Members and consultants in increasing shareholder value, not merely maximizing their own short term cash compensation and benefits.

         The Company's current stock option plan, the HEICO Corporation 1993 Stock Option Plan, will expire in approximately fourteen months and no options may be granted under that plan following expiration. The Board of Directors wishes to ensure the Company's ability to offer stock options to current and potential Team Members and consultants so that it could, among other reasons, meet the goals set forth in the foregoing paragraph. Therefore, on February 18, 2002, the Board of Directors adopted the HEICO Corporation 2002 Stock Option Plan (the "Plan") and hereby submits it to the Company's shareholders for their approval at the Annual Meeting.

         The purpose of the Plan is to provide an additional incentive to attract and retain qualified competent persons who provide services and upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the Plan authorizes, among other things, (a) the granting of incentive or non-qualified stock options (collectively, the "Options") to purchase shares of Common Stock and Class A Common Stock of the Company (collectively, the "Shares") to persons selected by the administrators of the Plan from the class of all employees, directors and consultants of the Company or its direct or indirect subsidiaries (each a "Related Entity") (b) the provision of loans for the purposes of financing the exercise of Options and the amount of taxes payable in connection therewith, and (c) the use of already owned Shares as payment of the exercise price for Options granted under the Plan.

         Shareholder approval of the Plan is required (i) for purposes of compliance with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) in order for certain Options granted under the Plan to qualify as incentive stock options under Section 422 of the Code, (iii) in order for the Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation U promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iv) by the rules of the New York Stock Exchange.

         The effective date of the Plan is March 19, 2002. No Options have been granted under the Plan as of the date of this Proxy Statement, and any Options granted under the Plan shall be subject to and conditioned upon approval of the Plan by the Company's shareholders at the Annual Meeting.

         The following is a summary of certain principal features of the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan, which is attached to this Proxy Statement as Exhibit A. Shareholders are urged to read the actual text of the Plan in its entirety.

Administration of the Plan.

         The Plan provides that it shall be administered by the Board of Directors of the Company or by a committee appointed by the Board (the "Committee") which shall be composed of two or more directors all of whom shall be "outside directors" (as defined in the Plan) in compliance with Rule 16b-3 of the Exchange Act and
Section 162(m) of the Code (although Rule 16b-3 also may be complied with if the option grants are approved by the Board).

         The Committee or the Board in its sole discretion determines the persons to be awarded the Options, the number of Shares subject thereto and the exercise price and other terms thereof. In addition, the Committee or the Board has full power and authority to construe and interpret the Plan, and the acts of the Committee or the Board are final, conclusive and binding on all interested parties, including the Company, its shareholders, its officers and employees, recipients of grants under the Plan, and all persons or entities claiming by or through such persons.

         An aggregate of 520,000 Shares (subject to adjustment described below) are reserved for issuance upon the exercise of Options granted under the Plan. The Company has an aggregate of 20,847,073 shares of Common Stock and Class A Common Stock outstanding as of January 31, 2002. The Options granted pursuant to the Plan may be with respect to Common Stock and/or Class A Common Stock in such proportions as shall be determined by the Board or the Committee in its sole discretion. The aggregate number of Options granted to any one Optionee generally may not exceed 250,000 (subject to adjustments as described below) in any fiscal year of the Company. However, the aggregate number of Options that may be granted to an Optionee in the fiscal year of the Company in which he first is employed by the Company or its Related Entities is 400,000 (subject to adjustment as described below). The Shares acquired upon exercise of Options granted under the Plan will be authorized and issued Shares. The Company's shareholders will not have any preemptive rights to purchase or subscribe for any Shares by reason of the reservation and issuance of Shares under the Plan. If any Option granted under the Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that Option will again be available for purposes of the Plan.

Certain Terms and Conditions.

         All Options granted under the Plan must be evidenced by a written agreement between the Company and the Optionee. The agreement will contain such terms and conditions as the Committee or the Board shall prescribe, consistent with the Plan, including, without limitation, the exercise price, term and any restrictions on the exercisability of the Options granted.

         For any Option granted under the Plan, the exercise price per Share may be any price determined by the Committee or the Board; however, the exercise price per Share of any incentive stock option may not be less than the Fair Market Value of the Shares with respect to which the Option is granted on the date such incentive stock option is granted. For purposes of the Plan, the "Fair Market Value" on any date of reference is deemed to be the closing price of Shares on the business day immediately preceding such date, unless the Committee or the Board in its sole discretion determines otherwise in a fair and uniform manner. For this purpose, the closing price of Shares on any business day is (i) if the Shares are listed or admitted for trading on any U.S. national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Shares on such exchange or reporting system, as reported in any newspaper of general circulation; (ii) if the Shares are quoted on the National Association of Securities Dealers Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Shares on such system; or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for Shares as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Shares on at least 5 of the 10 preceding days. The closing price per Share of Common Stock and Class A Common Stock on February 15, 2002 as reported on the New York Stock Exchange was $16.10 and $14.32, respectively.

         The Committee or the Board may permit the exercise price of an Option to be paid in cash, by certified or official bank check or personal check, by money order, with already owned Shares that have been held by the Optionee for at least six months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), the withholding of Shares issuable upon exercise of the Option, by delivery of a properly executed exercise notice together with such documentation as shall be required by the Committee or the Board (or, if applicable, the broker) to effect a cashless exercise, or a combination of the above. If paid in whole or in part with Shares, the value of the Shares surrendered is deemed to be their Fair Market Value on the date the Option is exercised. The Plan also authorizes the Company to lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of the Option granted thereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with the Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of the Company's principal lender or such other rate as the Committee or the Board, as the case may be, shall determine, and (iv) contain such other terms as the Committee or the Board in its sole discretion shall reasonably require.

         The use of already owned Shares applies to payment for the exercise of an Option in a single transaction and to the "pyramiding" of already owned shares in successive, simultaneous Option exercises. In general, pyramiding permits an Optionee to start with as little as one Share and exercise an entire Option to the extent then exercisable (no matter what the number of Shares subject thereto). By utilizing already owned Shares, no cash (except for fractional share adjustments) is needed to exercise an Option. Consequently, the Optionee would receive Shares equal in value to the spread between the fair market value of the Shares subject to the Option and the exercise price of such Option.

         Upon the exercise of an option granted under the Plan or under any other stock plan of the Company which may be designated by the Committee or the Board from time to time, the Optionee, at the discretion of the Committee or the Board, may receive a reload option on the terms, conditions and limitations determined by the Committee or the Board, from time to time. A reload option gives the Optionee the right to purchase a number of Shares surrendered to pay the exercise price and/or used to pay the withholding taxes applicable to an Option exercise. Reload options do not increase the net equity position of an Optionee. Their purpose is to facilitate continued stock ownership in the Company by the Optionee.

         No incentive stock option, and unless the prior written consent of the Committee or the Board is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirements of Rule 16b-3 of the Exchange Act, no non-qualified stock option granted under the Plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an Optionee, an Option is exercisable only by him or her, or in the case of a non-qualified stock option, by his or her permitted assignee. The expiration date of an Option under the Plan will be determined by the Committee or the Board at the time of grant, but in no event may such an Option be exercisable after ten years from the date of grant. An Option may be exercised at any time or from time to time or only after a period of time in installments, as the Committee or the Board determines. The Committee or the Board may in its sole discretion accelerate the date on which any Option may be exercised. Each outstanding Option granted under the Plan may become immediately fully exercisable in the event of certain transactions, including certain changes in control of the Company, certain mergers and reorganizations, and certain dispositions of substantially all the Company's assets.

         Unless otherwise provided in the Option agreement, the unexercised portion of any Option granted under the Plan shall automatically be terminated
(a) three months after the date on which the Optionee's service as an employee, director or consultant with the Company and its Related Entities ("Continuous Service") is terminated for any reason other than (i) Cause (as defined in the Optionee's agreement of employment and if there is no agreement, as defined in the Plan), (ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the Optionee's Continuous Service for Cause; (c) one year after the date on which the Optionee's Continuous Service is terminated by reason of mental or physical disability; or (d) one year after the date on which the Optionee's Continuous Service is terminated by reason of Optionee's death, or if later, three months after the date of Optionee's death if death occurs during the one year period following the termination of the Optionee's Continuous Service by reason of mental or physical disability.

         To prevent dilution of the rights of a holder of an Option, the Plan provides for appropriate adjustment of the number of Shares for which Options may be granted, the number of Shares subject to outstanding Options and the exercise price of outstanding Options, in the event of any increase or decrease in the number of issued and outstanding Shares of the Company's capital stock resulting from a stock dividend, a recapitalization or other capital adjustment of the Company. The Committee or the Board has discretion to make appropriate antidilution adjustments to outstanding Options in the event of a merger, consolidation or other reorganization of the Company or a sale or other disposition of substantially all of the Company's assets.

         The Plan will expire on February 18, 2012, and any Option outstanding on such date will remain outstanding until it expires or is exercised. The Committee or the Board may amend, suspend or terminate the Plan or any Option at any time, provided that such amendment shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Code) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or granted. In addition, no amendment, suspension or termination shall substantially impair the rights or benefits of any Optionee, pursuant to any Option previously granted, without the consent of the Optionee.

New Plan Benefits

         Because grants under the Plan are discretionary, it is not possible to determine or estimate the benefits or amounts that will be received in the future by individual employees, consultants or groups of employees or consultants under the Plan.

Federal Income Tax Consequences of Awards of Options.

         The Plan is not qualified under the provisions of section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         Nonqualified Stock Options. On exercise of a nonqualified stock option granted under the Plan, an Optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the Shares acquired on exercise of the Option over the exercise price. If the Optionee is an employee of the Company, that income will be subject to the withholding of federal income tax. The Optionee's tax basis in those Shares will be equal to their fair market value on the date of exercise of the Option, and his holding period for those Shares will begin on that date.

         If an Optionee pays for Shares on exercise of an Option by delivering Shares, the Optionee will not recognize gain or loss on the Shares delivered, even if their fair market value at the time of exercise differs from the Optionee's tax basis in them. The Optionee, however, will be taxed on the exercise of the Option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of Shares equal to the number of Shares delivered on exercise of the Option, the Optionee's tax basis in the Shares represented by that certificate will be equal to his tax basis in the Shares delivered, and his holding period for those Shares will include his holding period for the Shares delivered. The Optionee's tax basis and holding period for the additional Shares received on exercise of the Option will be the same as if the Optionee had exercised the Option solely in exchange for cash.

         The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the Optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the Optionee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

         Incentive Stock Options. The Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code. Under the Code, an Optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the Optionee holds a Share received on exercise of an incentive stock option for at least two years from the date the Option was granted and at least one year from the date the Option was exercised (the "Required Holding Period"), the difference, if any, between the amount realized on a sale or other taxable disposition of that Share and the holder's tax basis in that Share will be long-term capital gain or loss.

         If, however, an Optionee disposes of a Share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a "Disqualifying Disposition"), the Optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the Share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the Option, the amount of ordinary income recognized by the Optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the Share on the date of exercise of the Option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

         An Optionee who exercises an incentive stock option by delivering Shares acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those Shares is treated as making a Disqualifying Disposition of those Shares. This rule prevents "pyramiding" the exercise of an incentive stock option (that is, exercising an incentive stock option for one Share and using that Share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

         For purposes of the alternative minimum tax, the amount by which the fair market value of a Share acquired on exercise of an incentive stock option exceeds the exercise price of that Option generally will be an adjustment included in the Optionee's alternative minimum taxable income for the year in which the Option is exercised. If, however, there is a Disqualifying Disposition of the Share in the year in which the Option is exercised, there will be no adjustment with respect to that Share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the Optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a Share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the Option is exercised.

         The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a Share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the Optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the Optionee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

         Section 162 Limitations. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the Company that pays it. The Company intends that Options granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such Options, will qualify as such "performance-based compensation," so that such Options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect the ability of the Company to ensure that Options under the Plan will qualify as "performance-based compensation" that is fully deductible by the Company under Section 162(m).

         Importance of Consulting Tax Adviser. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any Optionee may depend on his particular situation, each Optionee should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an Option or the disposition of Common Stock acquired on exercise of an Option.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO APPROVE AND RATIFY THE 2002 STOCK OPTION PLAN.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company or its subsidiaries (determined as of the end of the last fiscal year) for the fiscal years ended October 31, 2001, 2000 and 1999:

                                                                                           Long-Term Compensation
                                                                                   -----------------------------------
                                                                                            Awards             Payouts
                                                                                   -----------------------     -------
                                                  Annual Compensation (1)           Restricted                            All Other
Name and                                -----------------------------------------     Stock        Options/      LTIP   Compensation
Principal Position                      Year    Salary($)    Bonus($)    Other($)   Award(s)($)   SARs(#)(2)   Payouts       ($)
------------------                      ----    ---------   ---------    ---------  -----------  -----------   -------   -----------
Laurans A. Mendelson                    2001     570,000        -        33,751(4)        -      121,000(5)        -      40,890(7)
Chairman of the Board,                  2000     495,000    900,000(3)   27,500(4)        -       30,250(5)        -      25,050(7)
President and Chief                     1999     385,000        -        24,000(4)        -      121,000(5)(6)     -      25,330(7)
Executive Officer

Thomas S. Irwin                         2001     287,000        -           -             -       88,000(5)        -       5,950(8)
Executive Vice President                2000     250,000    500,000(3)      -             -       16,940(5)        -       7,588(8)
and Chief Financial Officer             1999     180,000        -           -             -       48,400(5)(6)     -       6,890(8)

Eric A. Mendelson                       2001     287,000        -        28,001(4)        -      148,500(5)                5,950(8)
President - Flight Support Group;       2000     250,000    500,000(3)   24,000(4)        -       16,940(5)        -       7,588(8)
President and Chief Executive Officer   1999     180,000        -        19,000(4)        -       48,400(5)(6)     -       5,713(8)
of HEICO Aerospace Holdings Corp.

Victor H. Mendelson                     2001     287,000        -        32,001(4)        -      148,500(5)        -       5,950(8)
President -  Electronic Technologies    2000     250,000    500,000(3)   27,000(4)        -       16,940(5)        -       7,588(8)
Group and General Counsel; President    1999     180,000        -        24,500(4)        -       48,400(5)(6)     -       6,907(8)
and Chief Executive Officer of HEICO
Electronic Technologies Corp.

James L. Reum                           2001     136,000(9)     -           -             -           -            -       3,011(8)
Executive Vice President of             2000     180,000    100,000(3)      -             -           -            -       4,893(8)
HEICO Aerospace Holdings Corp.          1999     180,000        -           -             -           -            -       6,600(8)

----------
(1) Salary and bonus amounts include amounts deferred by executive officers pursuant to a non-qualified deferred compensation plan available to selected employees. Under such deferred compensation plan, selected employees may elect to defer a portion of their compensation. Amounts deferred are immediately vested and invested in individually directed investment accounts. Earnings on such investment accounts, which are maintained by a trustee, accrue to the benefit of the individual.

(2) The Company has not granted and does not currently grant Stock Appreciation Rights (SARs). The option share amounts presented have been adjusted for stock splits and dividends, as applicable.

(3) Represents a special contingent cash incentive payment awarded from the proceeds of the sale of Trilectron Industries, Inc.

(4)    Represents directors' fees.

(5)    Represents options granted for Common Stock and Class A Common Stock.

(6)    These options were voluntarily cancelled during fiscal 2000.

(7) Includes annual life insurance premiums paid by the Company of $34,790 in fiscal 2001 and $18,250 each in fiscal years 2000 and 1999. Amount also includes Company contributions to his HEICO Savings and Investment Plan account of $6,100 in fiscal 2001, $6,800 in fiscal 2000 and $7,080 in fiscal year 1999. Prior to receiving a portion of the Company contributions under such plan, Mr. Mendelson contributed, in cash, twice the amount that he received in stock. Participation in the HEICO Savings and Investment Plan is available to nearly all employees of the Company.

(8) Represents Company contributions to the HEICO Savings and Investment Plan account of the named executive. Prior to receiving a portion of the Company contributions under such plan, each named executive contributed, in cash, twice the amount that he received in HEICO stock. Participation in the HEICO Savings and Investment Plan is available to nearly all employees of the Company.

(9) Mr. Reum retired from full-time service to HEICO Aerospace Holdings Corp. in August 2001 and now serves on a part-time basis.

Options/SAR Grants Table

         The following table sets forth information concerning individual grants of stock options pursuant to the Company's Non-Qualified Stock Option Plan and the 1993 Stock Option Plan during the fiscal year ended October 31, 2001 to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company. The Company has not granted and does not currently grant stock appreciation rights.

                                                 Option/SAR Grants in Last Fiscal Year

                                                 % of Total                                             Potential Realizable Value
                                                 Options/SARs                                        Assuming Annual Rates of Stock
                                   Options/SARs   Granted to   Exercise or  Market Price             Appreciation for Option Term(3)
                                     Granted     Employees in  Base Price   on Date of   Expiration  -------------------------------
Name and Principal Position          (#)(1)       Fiscal Year   ($/Sh)(2)     Grant(2)      Date      0%($)     5%($)       10%($)
---------------------------       ------------   ------------  -----------  -----------  ----------  ------ ----------   ----------
Laurans A. Mendelson              121,000(4)(5)       12%        $15.55        $15.55     6/11/2011    -    $1,173,172   $2,982,262
Chairman of the Board,
President and Chief
Executive Officer

Thomas S. Irwin                    88,000(5)(6)        9%        $15.55        $15.55     6/11/2011    -      $853,216   $2,168,918
Executive Vice President
and Chief Financial Officer

Eric A. Mendelson                 148,500(5)(6)       15%        $15.55        $15.55     6/11/2011    -    $1,439,802   $3,660,048
President - Flight Support Group;
President and Chief Executive
Officer of HEICO Aerospace
Holdings Corp.

Victor H. Mendelson               148,500(5)(6)       15%        $15.55        $15.55     6/11/2011    -    $1,439,802   $3,660,048
President - Electronic
Technologies Group and
General Counsel;
President and Chief Executive
Officer of HEICO Electronic
Technologies Corp.

James L. Reum                          -               -            -            -            -        -          -          -
Executive Vice President
of HEICO Aerospace
Holdings Corp.

--------------
(1)    No stock appreciation rights have been granted.
(2)    Amounts have been adjusted for a 10% stock dividend paid in August 2001.
(3) Based upon arbitrary assumptions of 0%, 5%, and 10% annual appreciation of the Company's Common Stock and Class A Common Stock through the expiration date of the executive's options granted during the last fiscal year.
(4)    Options were 100% vested at grant.
(5) Represents options granted for Common Stock as adjusted for a 10% stock dividend paid in Class A Common Stock in August 2001.
(6)    Options vest over five years from the date of grant.

Aggregated Option/SAR Exercises and
Fiscal Year-End Option/SAR Value Table

         The following table sets forth information concerning options exercised during fiscal 2001 and unexercised options to purchase the Company's Common Stock and Class A Common Stock as of October 31, 2001 under the Company's Combined Stock Option Plan, Non-Qualified Stock Option Plan and 1993 Stock Option Plan held by the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the closing prices of HEICO's Common Stock and Class A Common Stock on the composite tape of the New York Stock Exchange (NYSE) on October 31, 2001:

                                         Aggregate Option/SAR Exercises in
                                   Last Fiscal Year and FY-End Option/SAR Values
                                   ---------------------------------------------
                                                                                     Number of                 Value of
                                                                                     Unexercised              Unexercised
                                                                                     Options/SARs             in-the-Money
                                                                                     at FY-End(#)             at FY-End($)
                                  Shares Acquired on                                 Exercisable/             Exercisable/
Name and Principal Position           Exercise (#)        Value Realized ($)        Unexercisable(1)         Unexercisable
---------------------------           ------------        ------------------        ----------------         -------------
Laurans A. Mendelson                   705,324(2)            $10,821,006               643,064 E              $5,443,986 E
Chairman of the Board,
President and Chief
Executive Officer

Thomas S. Irwin                            -                       -                   305,063 E              $3,122,827 E
Executive Vice President                                                                88,000 U                   -     U
and Chief Financial Officer

Eric A. Mendelson                       74,742(3)               $885,312               427,337 E              $4,092,557 E
President - Flight Support Group;                                                      148,500 U                   -     U
President and Chief Executive Officer
of HEICO Aerospace Holdings Corp.

Victor H. Mendelson                        -                       -                   502,086 E              $4,964,890 E
President - Electronic Technologies                                                    148,500 U                   -     U
Group and General Counsel; President
and Chief Executive Officer of HEICO
Electronic Technologies Corp.

James L. Reum                          109,987(4)             $1,348,520                   -                       -
Executive Vice President
of HEICO Aerospace
Holdings Corp.

E - Denotes exercisable options.
U - Denotes unexercisable options.

----------------
(1) Option share amounts have been adjusted for stock dividends and stock splits.
(2) Represents 494,135 shares of Common Stock and 211,189 shares of Class A Common Stock acquired upon the exercise of options granted in 1991, including 494,135 shares of Common Stock and 161,775 shares of Class A Common Stock exercised by LAM Limited Partnership.
(3) Represents 41,180 shares of Common Stock and 33,562 shares of Class A Common Stock acquired upon the exercise of options granted in 1991, including 41,180 shares of Common Stock exercised by EAM Management Limited Partners.
(4) Represents 99,988 shares of Common Stock and 9,999 shares of Class A Common Stock.

                         FINANCE/AUDIT COMMITTEE REPORT

         The Finance/Audit Committee of the Board of Directors is composed entirely of three non-employee directors. The Board of Directors has determined that each member of the Audit Committee is independent in accordance with the New York Stock Exchange's listing standards. The responsibilities of the Audit Committee are set forth in its formal written Charter, which was adopted by the full Board of Directors in December 1999. In general, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and such other duties as directed by the Board.

         The Company's management is responsible for the Company's financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee is responsible for monitoring and reviewing these processes. The Audit Committee does not have the duty or responsibility to conduct auditing or accounting reviews or procedures. None of the members of the Audit Committee are employees of the Company and may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company's financial statements.

         The oversight performed by the Audit Committee does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the discussions that the Audit Committee has with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company's financial statements has been carried out in accordance with generally accepted auditing standards or that our Company's independent accountants are in fact "independent."

         As more fully described in the Charter of the Audit Committee, the Audit Committee is responsible for overseeing the Company's internal controls and financial reporting processes, as well as the independent audit of the Company's financial statements by the Company's independent auditors, Deloitte & Touche LLP. As part of fulfilling it responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal 2001 with management and discussed those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with the Company's independent auditors. The Audit Committee discussed and considered the independence of Deloitte & Touche LLP with representatives of Deloitte & Touche LLP, reviewing as necessary all relationships and services which might bear on the objectivity of Deloitte & Touche LLP, and received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) from Deloitte & Touche LLP. The Audit Committee provided to Deloitte & Touche LLP full access to the Audit Committee to meet privately with the Audit Committee and Deloitte & Touche LLP was encouraged to discuss any matters they desired with the Audit Committee and the full Board of Directors.

         The opinion of Deloitte & Touche LLP is filed separately in the 2001 annual report and should be read in conjunction with the reading of the financial statements.

         Based upon the Audit Committee's review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the Company's audited consolidated financial statements in its Annual Report on Form 10-K for the year ended October 31, 2001, filed with the Securities and Exchange Commission.

Respectfully Submitted by the Finance/Audit Committee of the Company's Board of
Directors: Samuel L. Higginbottom, Albert Morrison, Jr. and Dr. Alan
Schriesheim.

             NOMINATING AND EXECUTIVE COMPENSATION COMMITTEE REPORT

The Committee

         No member of the Nominating and Executive Compensation Committee (the "Compensation Committee") is a current or former employee or officer of the Company or any of its' affiliates. Decisions concerning compensation of the Company's executive officers generally are made by the Compensation Committee and all decisions by the Compensation Committee about compensation of the Company's executive officers are reviewed by the full Board, except that decisions about awards under the Company's 1993 Stock Option Plan are made by the Stock Option Plan Committee (the "SOC") and are further ratified by the Board.

Compensation Philosophy

         The Company's primary objectives in establishing executive compensation are: (i) to incentivize management to increase the Company's income and enhance shareholder value; (ii) to align stockholder and management interests; (iii) to encourage management to focusing on the Company's long-term growth; (iv) to attract a high quality management team; (v) to stimulate both entrepreneurial and team objectives by management; and (vi) to recruit and retain top managers in an increasingly competitive compensation market. The Compensation Committee believes that these objectives are all crucial in building and growing the Company. The Company has been well served over the long term by ensuring that these objectives are met.

         Historically, the Company has refrained from paying large base cash compensation and has paid cash bonuses when the Company recognized quantitative earnings improvements. In 2001, despite the successful reinvestment of proceeds from the sale of the Company's former Trilectron Industries subsidiary (discussed below) and management's success in meeting most of its objectives, executive officers requested to the Compensation Committee that no cash bonuses be paid to them because of anticipated weakness in some of the Company's markets following the September 11th attacks and because the Company's income did not increase during fiscal 2001 compared to fiscal 2000. The Compensation Committee accepted this recommendation and did not award bonuses to executive officers for 2001. The Compensation Committee and the executive officers followed a similar approach in 1999 when, despite continuing record financial performance by the Company, no cash bonuses were paid to any of the Company's executive officers. In 2000, the Company awarded cash bonuses to the executive officers contingent upon Trilectron's successful and profitable sale and in a year when the Company reported record income from continuing operations.

         Certain executive officers received stock options in 2001. The Compensation Committee believes that stock options encourage managers to maximize the Company's stock price by working diligently to increase earnings in order to increase shareholder value. The Compensation Committee also believes that a company's stock price is usually driven by strong earnings and earnings growth and that this philosophy has led to a 664% increase in the Company's Common Stock price from fiscal 1991 to fiscal 2001, and an earnings increase, as measured by net income per diluted share, of 344% over the same period. In addition, stock options allow the Company to limit its cash compensation risk by granting such options which are not directly charged to the Company's reported income and which yield profit for officers only when other shareholders benefit. Numerous publicly-held corporations issue stock options to their employees and the Compensation Committee believes that the Company must do so in order to remain competitive in retaining and attracting employees.

         Stock option holders do not receive any income or other benefit from their stock options unless all of the Company's shareholders gain from an increase in the Company's stock price. If management's efforts do not result in a share price increase, management will forego potentially sizeable financial gains, and those gains often represent a substantial income expectation for them.

Relationship to Performance Under Compensation Plans

         Compensation paid to the Company's executive officers in 2001, as reflected in the foregoing tables, consisted primarily of base salary and Company contributions to the HEICO Savings and Investment Plan (the "Savings and Investment Plan"). None of the executive officers received bonuses in 2001, despite the Company's success in meeting many of its objectives. All employees of the Company and certain subsidiaries are eligible to participate in the Savings and Investment Plan, but, under federal regulations, certain employees of the Company (including Laurans A. Mendelson, Thomas S. Irwin, Eric A. Mendelson, Victor H. Mendelson and James L. Reum) are limited in their participation. Further, all officers listed herein who are eligible to participate in the Savings and Investment Plan contributed a portion of their compensation to the Savings and Investment Plan in order to receive the maximum of the Company's contribution.

         The Compensation Committee determines executive officers' base salaries through a variety of means, including by using comparative industry data and evaluating earnings growth. In early 2001, the Compensation Committee felt it was important to increase the base compensation levels to those which are comparable to other companies and to recognize the Company's success in meeting its objectives.

         During 2001, the Company very successfully made six synergistic acquisitions which are expected to more than replace the income previously provided by Trilectron, successfully introduced numerous important new products, entered into an innovative partnership with the parent of American Airlines, the second such innovative partnership for the Company, and continued to effectively manage its operations for long term growth.

         In 2000, the Company sold Trilectron for a substantial gain after having grown the business to approximately four times the size it was when HEICO acquired it in 1996. The strategy and its execution for acquiring, growing and selling Trilectron were devised entirely by the executive officers. Accordingly, in 2000, the Compensation Committee felt that it was critical to reward the executive officers for this success in order to provide continuing incentives to make similar accomplishments. By sending a clear message to the executive officers that they would receive bonuses upon realizing large gains for the Company, the Compensation Committee believes that it demonstrated to the executive officers that they will be rewarded for making good financial decisions, even though the Company's size, in terms of revenues, was temporarily reduced from an asset sale. Because no such transactions occurred in 2001, no comparable bonuses were paid in 2001.

         In addition, the following items are among the major factors which the Compensation Committee considered in establishing base salaries for the Company's executive officers in 2001: prevailing executive compensation trends; compensation analysis reports from Watson Wyatt & Company, an independent consulting firm; consultation with executives; known industry standards; local and national compensation practices; alternative employment opportunities available to executives; industry knowledge and experience; complexity and difficulty of responsibilities; special gains upon asset sales and past and expected future contributions to the Company's development.

         The Compensation Committee has observed the current management team for the past decade and has concluded that its compensation policies have appropriately rewarded and incentivized management for its successes and efforts. Although this is the case, the Compensation Committee plans to consistently review compensation practices and may, depending upon conditions in its businesses and other factors, alter its policies.

Chief Executive Officer

         The Compensation Committee considers the Chief Executive Officer's compensation each year. The primary standards which the Compensation Committee considers for the Chief Executive Officer's compensation are essentially the same as those described for the executive officers in general. Also, the Compensation Committee assesses past performance, the Chief Executive Officer's ability to deliver predicted results and anticipated future contributions to the Company's growth. The Committee also accepted Mr. Mendelson's request, made in part as an example of leadership to the Company's Team Members following the tragic events of September 11th, that he receive no cash bonus in 2001, despite the Company's success in meeting many of its objectives.

         The Company has prospered substantially under Mr. Mendelson's leadership. Specifically, the Company has expanded its aerospace product line following a restructuring of its aerospace operations, and it has successfully entered and sold two new, profitable lines of business, which grew substantially after their acquisitions by HEICO. Under Mr. Mendelson's leadership, the Company has completed key strategic alliances with two major airlines and twenty important strategic acquisitions, has completed a follow-on stock offering which raised $56 million in equity for the Company and has successfully negotiated a $120 million credit facility with a syndicate of banks.

         The Compensation Committee believes it is important to continue to induce Mr. Mendelson to devote substantially all of his professional time and effort to the Company and to forego other potentially lucrative business transactions. In doing so, the Compensation Committee has considered Mr. Mendelson's other successful business activities unrelated to the Company and has provided incentives to devote attention to HEICO.

         Further, the Company's commercial bank has required that the Company retain Mr. Mendelson's services in order to obtain and retain its credit facility. The Company's lender has also required that Mr. Mendelson and his family maintain substantially all of their present ownership position in the Company in order to retain the credit facility. These requirements were made at the lender's sole request as part of the Company's loan agreement with the lender. Accordingly, the Board believes that it is essential to ensure Mr. Mendelson's continued management of the Company by providing him with sufficient incentive to remain as the Company's Chief Executive Officer and to induce him to maintain his significant investment in the Company.

         The Compensation Committee believes that equity ownership by management is essential. Accordingly, because Mr. Mendelson has made a substantial equity commitment to the Company, the Compensation Committee believes it should consider this factor in establishing Mr. Mendelson's compensation level.

2001 Stock Option Grants

         As discussed previously in this report, the Compensation Committee believes that stock options are an important way to align shareholder and management interests because such options will cause managers to reap economic reward only if other shareholders gain. Further, in order to compete with other, larger corporations and with technology businesses for high-quality acquisitions and management talent, the Compensation Committee understands that the Company must supply its managers with the opportunity to realize large financial gains upon the successful implementation of their goals and objectives. Therefore, the Compensation Committee awarded stock options to certain executive officers, as described in the foregoing tables.

Submitted by the Nominating and Executive Compensation Committee of the Company's Board of Directors: Samuel L. Higginbottom and Albert Morrison, Jr.

Employment Agreements

         Thomas S. Irwin and the Company are parties to a key employee termination agreement which provides a lump sum severance payment equal to two years' compensation if his employment is terminated within three years after a change in control of the Company (as defined in the key employee termination agreement).

Performance Graph

         The SEC requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the NYSE Total Value Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. For purposes of this performance comparison, the Company has selected the Dow Jones Aerospace Index, which is comprised of companies which make air transportation vehicles, major weapons, defense equipment or defense radar systems.


 [THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL]

                                1996      1997      1998       1999     2000       2001
                                ----      ----      ----       ----     ----       ----
HEICO Common Stock* .....      $100.00   $234.81   $337.43   $244.87   $188.72   $253.76
NYSE Total Value Index ..      $100.00   $128.48   $145.09   $167.01   $177.84   $145.89
Dow Jones Aerospace Index      $100.00   $110.16   $105.05   $ 86.64   $122.44   $ 97.56

-----------------

*The share price used in determining the Company's shareholder returns on its Common Stock has been retroactively adjusted to give effect to the April 1998 dividend of one share of Class A Common Stock for each two outstanding shares of Common Stock, as well as the July 2000 and August 2001 10% stock dividends paid in Class A Common Stock.

                              SELECTION OF AUDITORS

         The Board typically selects the Company's independent public accounting firm in the month following the Company's annual meeting and negotiates the financial terms of the engagement agreement immediately thereafter. Since 1990, the Board has selected Deloitte & Touche LLP as the Company's independent public accounting firm and has successfully negotiated a fee arrangement acceptable to the Company and Deloitte & Touche. While the Board cannot be certain that it will again select Deloitte & Touche and negotiate a mutually acceptable fee arrangement with them, Deloitte & Touche presently acts as the Company's independent public accounting firm and the Board presently expects to select and sign an engagement agreement with an independent public accounting firm shortly after the 2002 annual meeting.

         Deloitte & Touche LLP examined the consolidated financial statements of the Company for each of the Company's fiscal years since 1990. Representatives of Deloitte & Touche are expected to be present at the annual meeting. Such representatives will have an opportunity to make a statement, if they desire to do so, and will be available to answer questions that may be asked by shareholders.

Principal Accounting Firm Fees

         In addition to retaining Deloitte & Touche to audit the consolidated financial statements of the Company for the fiscal year ended October 31, 2001, the Company retained Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") and other consulting and accounting firms to provide various services to the Company during fiscal 2001 and expects to continue to do so in the future. The Audit Committee has considered whether the provision of non-audit services by Deloitte is compatible with maintaining the auditor's independence.

         The aggregate fees billed to the Company by Deloitte for the fiscal year ended October 31, 2001 for these various services were as follows:

         ------------------------------------------------  -----------
         AUDIT FEES: for services rendered for the         $255,000
         annual audit of the Company's consolidated
         financial statements for fiscal 2001 and the
         quarterly reviews of the financial statements
         of included in the Company's Quarterly reports
         on Form 10-Q.
         ------------------------------------------------  -----------
         FINANCIAL INFORMATION SYSTEMS DESIGN AND          $    -
         IMPLEMENTATION FEES
         ------------------------------------------------  -----------
         ALL OTHER FEES:  for tax return preparation,      $240,000
         tax consulting on the Company's retirement
         plans and acquisitions, the  audit of the HEICO
         Savings and Investment Plan and other non-audit
         services.
         ------------------------------------------------  -----------

                            PROPOSALS OF SHAREHOLDERS

         If any shareholder of the Company wishes to present a proposal for action at the Company's annual meeting of shareholders presently scheduled for March 18, 2003, notice of such presentation must be received by the Company at its principal executive office, 3000 Taft Street, Hollywood, Florida 33021, on or before October 31, 2002.

                            GENERAL AND OTHER MATTERS

         Neither HEICO nor the members of its Board intend to bring before the meeting any matters other than those referred to in the accompanying Notice of Meeting. They have no present knowledge that any other matters will be presented to be acted on pursuant to your proxy. However, if any other matters properly come before the meeting, the persons whose names appear in the enclosed form of proxy intend to vote the proxy in accordance with their judgment.

                                      BY ORDER OF THE BOARD OF DIRECTORS,
                                           Laurans A. Mendelson
                                           Chairman of the Board, President
                                           and Chief Executive Officer

                                                                       Exhibit A

                     ---------------------------------------

                                HEICO CORPORATION
                             2002 STOCK OPTION PLAN

                     ---------------------------------------

         1. Purpose. The purpose of this Plan is to advance the interests of
            -------
HEICO Corporation, a Florida corporation (the "Company"), and its Related Entities by providing an additional incentive to attract and retain qualified and competent persons who provide services to the Company and its Related Entities, and upon whose efforts and judgment the success of the Company and its Related Entities is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         2. Definitions. As used herein, the following terms shall have the
            -----------
meanings indicated:

            (a) "Board" shall mean the Board of Directors of the Company.

            (b) "Cause" shall mean a "Cause" as defined in the Optionee's employment agreement with the Company or a Related Entity or in the absence of an employment agreement, willful misconduct or gross negligence.

            (c) "Class A Common Stock" shall mean the shares of Class A Common Stock of the Company, par value $.01.

            (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            (e) "Committee" shall mean the committee appointed by the Board pursuant to Section 13(a) hereof, or, if such committee is not appointed, the Board.

            (f) "Common Stock" shall mean the shares of Common Stock of the Company, par value $.01.

            (g) "Company" shall mean HEICO Corporation, a Florida corporation.

            (h) "Consultant" shall mean any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

            (i) "Continuous Service" shall mean the continuous service to the Company or Related Entity, without interruption or termination, in any capacity of Employee, Director or Consultant. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Option Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

            (j) "Director" shall mean a member of the Board or the board of directors of any Related Entity.

            (k) "Effective Date" shall mean March 19, 2002.

            (l) "Employee" shall mean any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a Director's normal compensation and fee (as applicable to all Directors or Committee members, as the case may be) by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

            (m) "Fair Market Value" of a Share on any date of reference shall mean the "Closing Price" (as defined below) of the Shares on the trading day immediately preceding the date of reference, unless the Committee or the Board in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the shares on any business day shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Shares on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Shares are quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of the Shares on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of the Shares on such system, as reported in any newspaper of general circulation or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Shares as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Shares on at least five of the ten preceding days. If neither
(i), (ii), or (iii) above is applicable, then Fair Market Value shall be determined by the Committee or the Board in a fair and uniform manner.

            (n) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Code.

            (o) "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

            (p) "Officer" shall mean the Company's Chairman of the Board, President, Chief Executive Officer, principal financial officer, principal accounting officer, any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. If pursuant to Item 401(b) of Regulation S-K (17 C.F.R. ss. 229.401(b)) the Company identifies a person as an "executive officer," the person so identified shall be deemed an "Officer" even though such person may not otherwise be an "Officer" pursuant to the foregoing provisions of this paragraph.

            (q) "Option" (when capitalized) shall mean any option granted under this Plan.

            (r) "Option Agreement" shall mean the agreement between the Company and the Optionee for the grant of an option.

            (s) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

            (t) "Outside Director" shall mean a member of the Board who qualifies as an "outside director" under Section 162(m) of the Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act.

            (u) "Parent" shall mean any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

            (v) "Plan" shall mean this 2002 Stock Option Plan for the Company.

            (w) "Related Entity" shall mean any Parent or Subsidiary, and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

            (x) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

            (y) "Share" or "Shares" shall mean a share of Common Stock or Class A Common Stock.

            (z) "Subsidiary" shall mean any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations beginning with the Company, if each of the corporations other that the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3. Shares Available for Option Grants. The Committee or the Board may
            ----------------------------------
grant to Optionees from time to time Options to purchase an aggregate number of Shares in an amount up to 520,000 Shares from the Company's authorized and unissued Shares. The Options granted pursuant to this Plan may be with respect to Common Stock and/or Class A Common Stock, in such proportions as shall be determined by the Board or the Committee in its sole discretion. The aggregate number of Shares available for the grant of Incentive Stock Options shall be 520,000 Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

         4. Incentive and Non-Qualified Options.
            -----------------------------------

(a) An Option granted hereunder shall be either an Incentive Stock Option or a Non-Qualified Stock Option as determined by the Committee or the Board at the time of grant of the Option and shall clearly state whether it is an Incentive Stock Option or a Non-Qualified Stock Option. All Incentive Stock Options shall be granted within 10 years from the Effective Date. Incentive Stock Options may not be granted to any person who is not an Employee of the Company, the Parent or a Subsidiary.

(b) Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Section 422(b) of the Code are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Parent and Subsidiaries), exceeds $100,000.

         5. Conditions for Grant of Options.
            -------------------------------

            (a) Each Option shall be evidenced by an Option Agreement that may contain any term deemed necessary or desirable by the Committee or the Board, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons who are selected by the Committee or the Board from the class of all Employees, Directors and Consultants of the Company or any Related Entity.

            (b) In granting Options, the Committee or the Board shall take into consideration the contribution the person has made to the success of the Company or any Related Entities and such other factors as the Committee or the Board shall determine. The Committee or the Board shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Related Entities with regard to these matters. The Committee or the Board may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, (iii) prescribing pay back to the Company of gains realized on the exercise of Options and forfeiture or expiration of

Option rights, or (iv) relating an Option to the Continuous Service or continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

            (c) The Options granted to Optionees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment or Continuous Service with the Company or its Related Entities. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment or Continuous Service by the Company or its Related Entities.

            (d) The Committee or the Board shall have the discretion to grant Options that are exercisable for unvested Shares. Should the Optionee's Continuous Service cease while holding such unvested Shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested Shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Committee or the Board and set forth in the Option Agreement for the relevant Option.

            (e) Notwithstanding any other provision of this Plan, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of any Parent or Subsidiary of the Company at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

            (f) Subject to the provision of Section 5(g) below, notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of Options granted to any one Optionee may not exceed 250,000 per fiscal year of the Company, subject to adjustment as provided in Section 10 hereof. The aggregate number of Options granted to any one Optionee may be increased from 250,000 per fiscal year to 400,000 (subject to adjustment as provided in Section 10 hereof) as an initial one-time grant available only in the fiscal year of the Company in which an Optionee is first employed by the Company or one of its Related Entities.

            (g) Upon the exercise of an option granted under the Plan or under any other stock plan of the Company which may be designated by the Committee or the Board from time to time, the Optionee, at the discretion of the Committee or the Board, may receive a reload option on the terms, conditions and limitations determined by the Committee or the Board, from time to time. A reload option gives the Optionee the right to purchase a number of Shares equal to the number of Shares surrendered to pay the exercise price and/or used to pay the withholding taxes applicable to an Option exercise. Reload options do not increase the net equity position of an Optionee. Their purpose is to facilitate continued stock ownership in the Company by Optionees.

         6. Option Price. The option price per Share of any Option shall be any
            ------------
price determined by the Committee or the Board but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

         7. Exercise of Options.
            -------------------

            (a) An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee or the Board in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Related Entity employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements.

            (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, as well as the method of payment of the option price and of any withholding and employment taxes applicable thereto, shall be determined by the Committee or the Board and may in the discretion of the Committee or the Board consist of: (1) cash, (2) certified or official bank check, (3) money order, (4) Shares that have been held by the Optionee for at least six (6) months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), (5) the withholding of Shares issuable upon exercise of the Option, (6) pursuant to a "cashless exercise" procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Board or the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares or a margin loan sufficient to pay the exercise price and any applicable income or employment taxes, or (7) such other consideration as the Committee or the Board deems appropriate, or by a combination of the above. In the case of an Incentive Stock Option, the permissible methods of payment shall be specified at the time the Option is granted. The Committee or the Board in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid, and/or the Optionee's tax withholding obligation is satisfied, in whole or in part with Shares, or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered or withheld shall be their Fair Market Value on the date the Option is exercised.

            (c) The Committee or the Board in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, cause the Company to lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with the Optionee's promissory note, such note shall
(i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of the Option, (iii) bear interest at the prime rate of the Company's principal lender, and (iv) contain such other terms as the Committee or the Board in its sole discretion shall reasonably require.

            (d) No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for those Shares are issued to that person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the stock certificate is issued, except as expressly provided in Section 10 hereof.

         8. Exercisability of Options. Any Option shall become exercisable in
            -------------------------
such amounts, at such intervals and upon such terms and/or conditions as the Committee or the Board shall provide in the Option Agreement for that Option, except as otherwise provided in this Section 8:

            (a) The expiration date of an Option Agreement shall be determined by the Committee or the Board at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

            (b) Unless otherwise provided in any Option, each outstanding Option shall not become immediately fully exercisable in the event of a "Change in Control" but shall become fully exercisable in the event that the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 9(b) hereof. For this purpose, the term "Change in Control" shall mean:

                (i) Approval by the shareholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or

                (ii) Individuals who, as of the date on which the Option is granted, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date on which the Option was granted whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                (iii) The acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of beneficial ownership (within the meaning of Rule 13-d promulgated under the Securities Exchange Act) of 30% of either the then outstanding Shares of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) the Company or its Subsidiaries, (2) any person, entity or "group" that as of the date on which the Option is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest, (3) any employee benefit plan of the Company or its Subsidiaries or (4) the Mendelson Group. For this purpose, the term "Mendelson Group" shall mean Laurans
A. Mendelson and his immediate family, which shall include his spouse, parents, descendants and spouses of descendants. The Mendelson Group shall also include trusts, partnerships, limited liability companies, corporations, or other entities in which a member or members of the Mendelson Group own, directly or indirectly, more than fifty percent (50%) of the voting power or value.

            (c) The Committee or the Board may in its sole discretion, accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

         9. Termination of Option Period.
            ----------------------------

            (a) Unless otherwise provided in any Option Agreement, the unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                (i) three months after the date on which the Optionee's Continuous Service is terminated other than by reason of (A) "Cause", (B) a mental or physical disability (within the meaning of Internal Revenue Code
Section 22(e)) of the Optionee as determined by a medical doctor satisfactory to the Committee or the Board, or (C) death of the Optionee;

                (ii) immediately upon the termination of the Optionee's Continuous Service for Cause;

                (iii) twelve months after the date on which the Optionee's Continuous Service is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee or the Board;

                (iv) (A) twelve months after the date of termination of the Optionee's Continuous Service by reason of the death of the Optionee, or, if later, (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

            (b) To the extent not previously exercised, (i) each Option shall terminate immediately in the event of (1) the liquidation or dissolution of the Company, or (2) any reorganization, merger, consolidation or other form of corporate transaction (each a "Corporate Transaction") in which either the Company does not survive or the Shares are exchanged for or converted into securities issued by another entity, unless the successor or acquiring entity, or an affiliate thereof, assumes the Option or substitutes an equivalent option or right pursuant to Section

10(c) hereof, and (ii) the Committee or the Board in its sole discretion may by written notice ("cancellation notice") cancel, effective upon the consummation of any Corporate Transaction, any Option that remains unexercised and would otherwise not terminate on the effective date of that transaction. The Committee or the Board shall give written notice of any proposed transaction referred to in this Section 9(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that Optionees may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Options that then are exercisable (including any Options that may become exercisable upon the closing date of such transaction). An Optionee may condition his exercise of any Option upon the consummation of a transaction referred to in this Section 9(b).

         10. Adjustment of Shares.
             --------------------

            (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in that event, the Board or the Committee shall make:

                (i) appropriate adjustment in the maximum number of Shares available for grant under the Plan, or available for grant to any person under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                (ii) any adjustments it deems appropriate in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate option price.

            (b) Unless otherwise provided in any Option Agreement, the Board or the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the sole discretion of the Board or the Committee, such adjustments become appropriate so as to preserve benefits under the Plan.

            (c) In the event of a proposed sale of all or substantially all of the Company's assets or any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, or in which the Shares are exchanged for or converted into securities issued by another entity, then the successor or acquiring entity or an affiliate thereof may, with the consent of the Committee or the Board, assume each outstanding Option or substitute an equivalent option or right. If the successor or acquiring entity, or an affiliate thereof, does not cause such an assumption or substitution to occur, or the Committee or the Board does not consent to such an assumption or substitution, then each Option shall terminate pursuant to Section 9(b) hereof upon consummation of the sale, merger, consolidation or other corporate transaction.

            (d) Except as otherwise expressly provided herein, the issuance by the Company of Shares of its capital stock of any class, or securities convertible into Shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares then subject to outstanding Options granted under the Plan.

            (e) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company or any Related Entity; (ii) any merger or consolidation of the Company or any Related Entity; (iii) any issue by the Company or any Related Entity of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company or any Related Entity; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company or any Related Entity; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         11. Transferability of Options and Shares.
             -------------------------------------

            (a) No Incentive Stock Option, and unless the prior written consent of the Committee or the Board is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act no Non-Qualified Stock Option, shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Optionee's lifetime only by the Optionee, or in the case of a Non-Qualified Stock Option that has been assigned or transferred with the prior written consent of the Committee or the Board, only by the permitted assignee.

            (b) No Shares acquired by an Officer or Director pursuant to the exercise of an Option may be sold, assigned, pledged or otherwise transferred prior to the expiration of the six-month period following the date on which the Option was granted, unless the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act.

         12. Issuance of Shares.
             ------------------

            (a) Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

            (b) As a condition to any sale or issuance of Shares upon exercise of any Option, the Committee or the Board may require such agreements or undertakings as the Committee or the Board may deem necessary or advisable to facilitate compliance with any applicable law or regulation including, but not limited to, the following:

                (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                (ii) a representation, warranty and/or agreement to be bound by any legends endorsed upon the certificate(s) for the Shares that are, in the opinion of the Committee or the Board, necessary or appropriate to facilitate compliance with the provisions of any securities laws deemed by the Committee or the Board to be applicable to the issuance and transfer of those Shares.

         13. Administration of the Plan.
             --------------------------

            (a) The Plan shall be administered by the Board or, at the discretion of the Board, by a committee appointed by the Board (the "Committee") which shall be composed of two or more Directors. The membership of the Committee shall be constituted so as to comply at all times with the then applicable requirements for Outside Directors of Rule 16b-3 promulgated under the Securities Exchange Act and Section 162(m) of the Code. The Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it.

            (b) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

            (c) The Committee or the Board, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan.

            (d) The determinations of the Committee, and its interpretation and construction of any provision of the Plan or any Option Agreement, shall be final and binding on all persons, unless determined otherwise by the Board. The determinations of the Board, and its interpretation and construction of any provision of the Plan or any Option Agreement, shall be final and binding on all persons, including the Committee. In the event that any action taken by the Board conflicts with any action taken by the Committee, the Board action shall control.

         14. Withholding or Deduction for Taxes. If at any time specified herein
             ----------------------------------
for the making of any issuance or delivery of any Option or Shares to any Optionee, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company or a Related Entity to withhold, or to make any deduction for, any taxes or to take any other action in connection with the issuance or delivery then to be made, the issuance or delivery shall be deferred until the withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

         15. Interpretation.
             --------------

            (a) As it is the intent of the Company that the Plan shall comply in all respects with Rule 16b-3 promulgated under the Securities Exchange Act ("Rule 16b-3"), any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Committee or the Board may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

            (b) The Plan and any Option Agreements entered into pursuant to the Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of the Plan or any Option Agreement relating to an Incentive Stock Option should be held invalid for the granting of Incentive Stock Options or illegal for any reason, that determination shall not affect the remaining provisions hereof, but instead the Plan and the Option Agreement shall be construed and enforced as if such provision had never been included in the Plan or the Option Agreement.

            (c) This Plan shall be governed by the laws of the State of Florida.

            (d) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

            (e) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

        16. Amendment and Discontinuation of the Plan. The Committee or the
             -----------------------------------------
Board may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any applicable federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Code) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or granted. Except to the extent provided in Sections 9 and 10 hereof, no amendment, suspension or termination of the Plan or any Option issued hereunder shall substantially impair the rights or benefits of any Optionee pursuant to any Option previously granted without the consent of the Optionee.

         17. Effective Date and Termination Date. The Effective Date of the Plan
             -----------------------------------
is March 19, 2002, and the Plan shall terminate on the 10th anniversary of the Effective Date. This Plan shall be submitted to the shareholders of the Company for their approval and adoption and Options hereunder may be granted prior to such approval and adoption; provided, however, that any Incentive Stock Options granted hereunder, and if but only to the extent otherwise required by law or the rules of any stock exchange or automated quotation system on which the Shares may be listed, any Non-Qualified Stock Options granted hereunder, prior to such approval and adoption shall be contingent upon obtaining such approval and adoption.

                                HEICO CORPORATION

                 ANNUAL MEETING OF SHAREHOLDERS, MARCH 19, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of HEICO CORPORATION hereby appoints Laurans A. Mendelson and Thomas S. Irwin, or either of them, the true and lawful attorney or attorneys and proxy or proxies of the undersigned with full power of substitution and revocation to each of them, to vote all the shares of stock which the undersigned would be entitled to vote, if there personally present, at the Annual Meeting of Shareholders of HEICO CORPORATION called to be held at The Sheraton Fort Lauderdale Airport Hotel, 1825 Griffin Road, Dania, Florida at 10:00 a.m. on March 19, 2002 (notice of such meeting has been received), and at any adjournments thereof, with all powers which the undersigned would possess if personally present. Without limiting the generality of the foregoing, said attorneys and proxies are authorized to vote as indicated below.

1.      ELECTION OF DIRECTORS

         [ ] FOR all nominees listed   [ ] WITHHOLD AUTHORITY
                                           to vote for all nominees listed below

NOMINEES:   01 Samuel L. Higginbottom, 02 Wolfgang Mayrhuber,
            03 Laurans A. Mendelson, 04 Eric A. Mendelson,
            05 Victor H. Mendelson, 06 Albert Morrison, Jr.,
            07 Dr. Alan Schriesheim

INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the space provided below.

           -----------------------------------------------------------
           (Continued, and to be dated and signed on the reverse side)

2.      APPROVAL OF THE 2002 STOCK OPTION PLAN

        FOR               AGAINST          ABSTAIN
        [ ]                 [ ]              [ ]

3. In their discretion, upon such other matters which may properly come before the meeting or any adjournments.

THIS PROXY WILL BE VOTED AS DIRECTED BUT WHERE NO DIRECTION IS GIVEN IT WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS AND FOR THE APPROVAL OF THE 2002 STOCK OPTION PLAN.

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING.

                                 Dated :_________________________, 2002

                                 Signature of Shareholder ______________________

                                 Signature of Shareholder ______________________

                             (Please sign exactly as name appears hereon. If Executor, Trustee, etc., give full title. If Stock is held in the name of more than one person, each should sign.)